FOR IMMEDIATE RELEASE	CONTACT: Tiffany B. Kice
February 24, 2011	Executive Vice President
3:05 p.m. Central Time	Chief Financial Officer
(972) 258-4525

CEC ENTERTAINMENT REPORTS
FINANCIAL RESULTS FOR THE FOURTH QUARTER AND FISCAL YEAR-END 2010
FOURTH QUARTER COMPARABLE STORE SALES INCREASE 3.9%
QUARTERLY DIVIDEND OF $0.20 ANNOUNCED

IRVING, TEXAS - CEC Entertainment, Inc. (NYSE: CEC) today announced its financial results for the fourth quarter ended January 2, 2011. Fourth quarter 2010 comparable store sales on a same calendar week basis (comparing weeks 40 through 52 of fiscal year 2010 to weeks 41 through 53 of fiscal year 2009) increased 3.9%. Total quarterly revenues decreased $4.8 million to $182.8 million during the fourth quarter of 2010 from total quarterly revenues of $187.6 million in the 14-week fourth quarter of 2009. The decrease in total revenues relates to an additional average sales volume operating week in the fourth quarter of 2009 compared to the fourth quarter of 2010, as our 2009 fiscal year consisted of 53 weeks compared to 52 weeks in 2010. As compared to the fourth quarter 2010, we estimate that the additional operating week favorably impacted fourth quarter 2009 revenue by approximately $14 million.

Net income for the fourth quarter ended January 2, 2011 was $2.8 million compared to net income of $5.4 million in the 14-week fourth quarter of 2009. Diluted earnings per share was $0.14 for the fourth quarter of 2010, and was impacted by approximately $0.05 relating to certain unfavorable tax related adjustments recorded during the fourth quarter of 2010.  Diluted earnings per share was $0.24 in the fourth quarter of 2009 and we estimate that it benefited from the additional average sales volume week in the prior year by approximately $0.12.

Comparable store sales for the full fiscal year 2010 on a same calendar week basis (comparing weeks 1 through 52 of fiscal year 2010 to weeks 2 through 53 of fiscal year 2009) increased 1.5%. Total revenues for fiscal year 2010 decreased $1.1 million to $817.2 million compared to total revenues of $818.3 million in fiscal 2009. The decrease in total revenues relates to an additional high sales volume operating week in fiscal 2009 compared to fiscal 2010. We estimate that the additional operating week in fiscal year 2009, as compared to fiscal year 2010, favorably impacted fiscal year 2009 revenue by approximately $20 million.

Net income for the full fiscal year 2010 was $54.0 million compared to net income of $61.2 million in fiscal 2009. Diluted earnings per share was $2.55 for fiscal 2010, and was impacted by unfavorable tax related adjustments of approximately $0.17 recorded primarily in the second and fourth quarters of 2010.  Diluted earnings per share was $2.67 for fiscal 2009 and we estimate that the additional high sales volume operating week favorably impacted fiscal year 2009 diluted earnings per share by approximately $0.17.  Diluted earnings per share in 2010 was also impacted by the Company’s repurchase of approximately 4.0 million shares of its common stock since the beginning of the first quarter of 2009.

Additionally, on February 22, 2011, the Company’s Board of Directors approved the initiation of a quarterly cash dividend of $0.20 per share.  The dividend announced today represents an annual cash dividend rate of $0.80 per share.   Due to the timing of the Board’s decision, dividends paid during the 2011 fiscal year are expected to be $0.60 per share. The Company’s first quarterly dividend of $0.20 per share will be paid on April 21, 2011 to shareholders of record on March 24, 2011.  While the declaration of future dividends are subject to the final determination and approval of our Board, we currently intend to pay regular quarterly dividends for the foreseeable future.

Michael Magusiak, President and Chief Executive Officer, stated that, “Our fourth quarter same calendar week comparable store sales increase of 3.9% reflects the strength of our brand and quality implementation of our strategies.  During fiscal 2010, we generated approximately $157 million of cash flow from operations.  We utilized this strong cash flow to add 12 new Company stores and enhance 223 stores in the form of store expansions, major remodels and game enhancements.  Additionally, during this same time period we once again confirmed our long-term commitment to our stock repurchase plan buying back 2.2 million shares, which represented approximately 10% of diluted shares outstanding at year-end.  Given our confidence in our ability to continue to generate strong cash flow in the future, we believe it is appropriate to not only return capital to our shareholders through share repurchases, but also to return cash to our shareholders through cash dividends.  Our Board of Directors recently approved the initiation of a quarterly dividend of $0.20 per share, or $0.80 per share on an annual basis.”

Mr. Magusiak also stated, “We anticipate that our cash flow from operations this year will exceed capital expenditures and dividend payments by $50 to $60 million.  We intend to continue to return this capital to shareholders with our share repurchase plan on an opportunistic basis.”

Business Outlook:
Based on its current estimates, the Company is projecting fiscal year 2011 diluted earnings per share to be in a range of $2.95 to $3.05. This guidance incorporates the following assumptions for the 2011 fiscal year:
•	comparable store sales up 1.0% to 2.0%;
•	six additional Company-owned stores, including three relocations;
•	average cheddar block prices in a range of $1.60 to $1.80 per pound;
•	combined depreciation and rent expense will each grow approximately 6% from prior year;
•	advertising expense as a percentage of total revenues will decrease approximately 0.1 percentage points;
•	effective tax rate of approximately 38.7%;
•	capital expenditures will range from $94.0 million to $95.0 million, impacting approximately 200 stores and the addition of approximately six Company-owned stores; and
•	intent to repurchase Company common stock on an opportunistic basis.

Fourth Quarter 2010 Conference Call:
The Company will host a conference call Thursday, February 24, 2011, at 3:30 p.m. Central Time to discuss its fourth quarter and fiscal year 2010 financial results and outlook for fiscal year 2011. A live webcast of the call (listen only) can be accessed through the Company's website, www.chuckecheese.com. Shortly after its conclusion, a replay of the call will be available on the website through Friday, March 25, 2011.

Non-GAAP Financial Measures:
The Company reports and discusses its operating results using financial measures consistent with generally accepted accounting principles ("GAAP").  From time to time in the course of financial presentations, earnings conference calls or otherwise, the Company may disclose certain non-GAAP financial measures such as Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) and Free Cash Flow. The non-GAAP financial measures presented in this earnings release should not be viewed as alternatives or substitutes for the Company's reported GAAP results. A reconciliation of the most directly comparable GAAP financial measure to EBITDA and Free Cash Flow is set forth in a table accompanying this release.

About CEC Entertainment, Inc.:
For more than 30 years, CEC Entertainment has served as the nationally recognized leader in family dining and entertainment and the place Where a Kid can be a Kid®. The Company and its franchisees operate a system of 553 Chuck E. Cheese’s stores located in 48 states and seven foreign countries or territories.  Currently, 507 locations in the United States and Canada are owned and operated by the Company.  CEC Entertainment, Inc. and its franchises have the common goal of creating lifelong memories for families through fun, food and play. Each Chuck E. Cheese’s features musical and comic robotic entertainment, games, rides and play areas as well as a variety of dining options including pizza, sandwiches, a salad bar and desserts. Committed to providing a fun, safe environment, Chuck E. Cheese’s helps protect families through industry-leading programs such as  Kid Check®.

Chuck E. Cheese’s aims to promote positive, lifelong memories inside and outside of its stores. In addition to providing a fun entertainment experience for millions of families across the world, Chuck E. Cheese’s has donated more than $6 million to schools and non-profit institutions through its fundraising programs. For more information, see the company's website at www.chuckecheese.com.

Forward-Looking Statements:
Certain statements in this press release, other than historical information, may be considered “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, and are subject to various risks, uncertainties and assumptions. Statements that are not historical in nature, and which may be identified by the use of words such as “may,” “should,” “could,” “believe,” “predict,” “potential,” “continue,” “plan,” “intend,” “expect,” “anticipate,” “future,” “project,” “estimate” and similar expressions (or the negative of such expressions) are forward-looking statements. Forward-looking statements are made based on management’s current expectations and beliefs concerning future events and, therefore, involve a number of assumptions, risks and uncertainties, including the risk factors described in Item 1A “Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended January 2, 2011. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may differ from those anticipated, estimated or expected.

Factors that could cause actual results to differ materially from those contemplated by forward-looking statements include, but are not limited to:

•	Changes in consumer discretionary spending and general economic conditions;

•	Our ability to successfully implement our business development strategies;

•	Costs incurred in connection with our business development strategies;

•	Negative publicity concerning food quality, health, safety and other issues;

•	Competition in both the restaurant and entertainment industries;

•	Disruptions in the financial markets affecting the availability and cost of credit and our ability to maintain adequate insurance coverage;

•	Loss of certain key personnel;

•	Increases in food, labor and other operating costs;

•	Changes in consumers’ health, nutrition and dietary preferences;

•	Continued existence or occurrence of certain public health issues;

•	Disruption of our commodity distribution system;

•	Our dependence on a few global providers for the procurement of games and rides;

•	Fluctuations in our quarterly results of operations due to seasonality;

•	Adverse effects of local conditions, events and natural disasters;

•	Risks in connection with owning and leasing real estate;

•	Our ability to adequately protect our trademarks or other proprietary rights;

•	Government regulations, litigation, product liability claims and product recalls;

•	Disruptions of our information technology systems; and

•	Conditions in foreign markets.

The forward-looking statements made in this press release relate only to events as of the date on which the statements were made. Except as may be required by law, the Company undertakes no obligation to update its forward-looking statements to reflect events and circumstances after the date on which the statements were made or to reflect the occurrence of unanticipated events.

- financial tables follow -

CEC ENTERTAINMENT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(in thousands, except per share amounts)

	Quarter Ended				Fiscal Year Ended
	January 2,		January 3,		January 2,		January 3,
	2011		2010 (4)		2011		2010 (4)

REVENUES
Food and beverage sales	$88,709	48.5%	$91,973	49.0%	$398,241	48.7%	$406,635	49.7%
Entertainment and merchandise sales	92,896	50.8%	94,811	50.5%	414,892	50.8%	407,928	49.8%

Company store sales	181,605	99.4%	186,784	99.6%	813,133	99.5%	814,563	99.5%
Franchise fees and royalties	1,186	0.6%	816	0.4%	4,115	0.5%	3,783	0.5%

Total revenues	182,791	100.0%	187,600	100.0%	817,248	100.0%	818,346	100.0%

OPERATING COSTS AND EXPENSES
Company store operating costs:
Cost of food and beverage (exclusive of items shown separately below) (1)	20,920	23.6%	22,190	24.1%	90,649	22.8%	91,816	22.6%
Cost of entertainment and merchandise (exclusive of items shown separately below) (2)	7,541	8.1%	8,358	8.8%	34,233	8.3%	36,429	8.9%
Cost of food, beverage, entertainment and merchandise(3)	28,461	15.7%	30,548	16.4%	124,882	15.4%	128,245	15.7%

Labor expenses (3)	54,225	29.9%	55,546	29.7%	222,337	27.3%	223,084	27.4%
Depreciation and amortization (3)	20,371	11.2%	19,915	10.7%	79,716	9.8%	77,101	9.5%
Rent expense (3)	17,780	9.8%	17,052	9.1%	70,425	8.7%	67,695	8.3%
Other store operating expenses (3)	31,318	17.2%	31,351	16.8%	128,075	15.8%	123,986	15.2%
Total Company store operating costs (3)	152,155	83.8%	154,412	82.7%	625,435	76.9%	620,111	76.1%

Advertising expense	7,990	4.4%	8,781	4.7%	35,282	4.3%	36,641	4.5%
General and administrative expenses	13,396	7.3%	13,046	7.0%	50,693	6.2%	50,629	6.2%
Asset impairments	-	0.0%	-	0.0%	936	0.1%	-	0.0%
Total operating costs and expenses	173,541	94.9%	176,239	93.9%	712,346	87.2%	707,381	86.4%
Operating income	9,250	5.1%	11,361	6.1%	104,902	12.8%	110,965	13.6%

Interest expense	3,079	1.7%	3,079	1.6%	12,142	1.5%	12,017	1.5%
Income before income taxes	6,171	3.4%	8,282	4.4%	92,760	11.4%	98,948	12.1%

Income taxes	3,358	1.8%	2,845	1.5%	38,726	4.7%	37,754	4.6%
Net income	$2,813	1.5%	$5,437	2.9%	$54,034	6.6%	$61,194	7.5%

Earnings per share:
Basic	$0.14		$0.24		$2.55		$2.68
Diluted	$0.14		$0.24		$2.55		$2.67

Weighted average shares outstanding:
Basic	20,190		22,518		21,163		22,835
Diluted	20,241		22,526		21,204		22,933

Percentages are expressed as a percent of total revenues (except as otherwise noted).

(1)	Percent amount expressed as a percentage of food and beverage sales.
(2)	Percent amount expressed as a percentage of entertainment and merchandise sales.
(3)	Percentage amount expressed as a percentage of Company store sales.
(4)
Fiscal year 2009 consisted of 53 weeks compared to 52 weeks in fiscal year 2010. The quarterly period ended January 3, 2010 had 14 weeks compared to the quarterly period ended January 2, 2011 which had 13 weeks.

Due to rounding, percentages presented in the table above may not add. The percentage amounts for the components of cost of food, beverage, entertainment and merchandise do not sum due to the fact that cost of food and beverage and cost of entertainment and merchandise are expressed as a percentage of related food and beverage and entertainment and merchandise sales, as opposed to total Company store sales.

CEC ENTERTAINMENT, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in thousands)

	January 2,	January 3,
	2011	2010
ASSETS

Current assets:
Cash and cash equivalents	$19,269	$17,361
Other current assets	68,084	62,354
Total current assets	87,353	79,715
Property and equipment, net	683,192	662,747
Other noncurrent assets	7,484	1,804

Total assets	$778,029	$744,266

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Current portion of debt	$936	$881
Other current liabilities	88,138	79,858
Total current liabilities	89,074	80,739
Debt, less current portion	387,326	364,929
Other noncurrent liabilities	143,567	130,685
Total liabilities	619,967	576,353

Stockholders’ equity	158,062	167,913

Total liabilities and stockholders’ equity	$778,029	$744,266

CEC ENTERTAINMENT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(in thousands)

	Fiscal Year Ended
	January 2,	January 3,
	2011	2010

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$54,034	$61,194
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	80,679	78,071
Deferred income taxes	7,210	8,581
Stock-based compensation expense	7,338	7,934
Other adjustments	2,503	1,193
Changes in operating assets and liabilities:
Operating assets	710	(1,320)
Operating liabilities	4,396	(1,395)
Net cash provided by operating activities	156,870	154,258

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(99,844)	(73,090)
Other investing activities	(3,025)	159
Net cash used in investing activities	(102,869)	(72,931)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from (payments on) revolving credit facility	22,700	(47,550)
Exercise of stock options	5,791	19,731
Payment of taxes for returned restricted shares	(2,767)	(1,369)
Treasury stock acquired	(77,633)	(52,618)
Other financing activities	(254)	1,238
Net cash used in financing activities	(52,163)	(80,568)

Effect of foreign exchange rate changes on cash	70	(1,167)

Change in cash and cash equivalents	1,908	(408)

Cash and cash equivalents at beginning of period	17,361	17,769

Cash and cash equivalents at end of period	$19,269	$17,361

CEC ENTERTAINMENT, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in thousands)

The following tables set forth a reconciliation of net income to EBITDA and EBITDA expressed as a percentage of total revenues for the periods shown:

	2010	2009	2008	2007	2006
	(Unaudited)

Revenues	$817,248	$818,346	$814,509	$785,322	$772,553

Net income	$54,034	$61,194	$56,494	$55,921	$68,257
Add:
Income taxes	38,726	37,754	34,137	35,453	43,120
Interest expense	12,142	12,017	17,389	13,170	9,508
Depreciation and amortization	80,679	78,071	75,445	71,919	65,392
EBITDA	$185,581	$189,036	$183,465	$176,463	$186,277

EBITDA as a percent of revenues	22.7%	23.1%	22.5%	22.5%	24.1%

The Company believes that EBITDA provides useful information to the Company, investors and other interested parties about the Company’s operating performance, its capacity to incur and service debt, fund capital expenditures and other corporate uses.

EBITDA, a non-GAAP financial measure, is defined by the Company as net income before income taxes, interest expense and depreciation and amortization. The non-GAAP financial measure presented in the table above should not be viewed as an alternative or substitute for the Company’s reported GAAP results. EBITDA as defined herein may differ from similarly titled measures presented by other companies.

The following table sets forth a reconciliation of cash provided by operating activities to Free Cash Flow for the periods shown:

	Quarter Ended		Fiscal Year Ended
	January 2,	January 3,	January 2,	January 3,
	2011	2010	2011	2010
	(Unaudited)		(Unaudited)

Cash provided by operating activities	$19,080	$26,827	$156,870	$154,258
Less:
Capital expenditures	29,159	21,923	99,844	73,090
Free Cash Flow	$(10,079)	$4,904	$57,026	$81,168

Free Cash Flow, a non-GAAP financial measure, is defined by the Company as cash provided by operating activities less capital expenditures.

The Company believes that Free Cash Flow provides useful information to the Company, investors and other interested parties about the amount of cash generated by the business that, after the acquisition of property and equipment, can be used for other strategic opportunities, including servicing debt, funding additional capital expenditures and making investments in the business. It should not be inferred that the entire Free Cash Flow amount is available for discretionary expenditures. The non-GAAP financial measure presented in the table above should not be viewed as an alternative or substitute for the Company’s reported GAAP results. Free Cash Flow as defined herein may differ from similarly titled measures presented by other companies.

CEC ENTERTAINMENT, INC.
STORE COUNT INFORMATION

	Quarter Ended		Fiscal Year Ended
	January 2,	January 3,	January 2,	January 3,
	2011	2010	2011	2010

Number of Company-owned stores:
Beginning of period	500	495	497	495
New	6	2	7	3
Acquired from franchisees	2	-	5	-
Closed	(1)	-	(2)	(1)
End of period	507	497	507	497

Number of franchised stores:
Beginning of period	46	48	48	46
New	3	1	4	3
Acquired by the Company	(2)	-	(5)	-
Closed	-	(1)	-	(1)
End of period	47	48	47	48